UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2008

ARGYLE SECURITY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51639	20-3101079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza, Suite 700 San Antonio, TX	78216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (210) 828-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 3, 2008, ISI Security Group, Inc. (“Argyle USA”), a Delaware corporation and wholly owned subsidiary of Argyle Security, Inc. (the “Company”), entered into a Loan Agreement dated October 3, 2008 (the “Loan Agreement”) with THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (the “Bank”), pursuant to and subject to the terms and conditions of the Loan Agreement, the Bank will make available to Argyle USA (a) a secured revolving line of credit in the maximum amount of $10,000,000.00 with a $5,000,000.00 sublimit for the issuance of letters of credit, (b) a secured revolving line of credit in the maximum amount of $5,000,000.00, to be used solely for the issuance of letters of credit, and (c) a term loan in the maximum amount of $10,000,000.00 (collectively, the “Loans”). The Loans shall be used to refinance existing indebtedness, working capital and for other general corporate purposes. The Loans will be secured by liens on and security interests in the personal property of Argyle USA and guaranteed by the subsidiaries of Argyle USA. A copy of the Loan Agreement is filed as Exhibit 10.1 hereto and the promissory notes evidencing the Loans are filed as Exhibits 10.2, 10.3 and 10.4 hereto.

The interest rate of the Loans are, at the Argyle USA’s option from time to time, (i) a floating per annum rate of interest equal to the Prime Rate plus the Applicable Margin, or (ii) the LIBOR Rate plus the Applicable Margin. The “Applicable Margin” means the rate per annum added to the Prime Rate and LIBOR as determined by the ratio of total debt to EBITDA of Argyle USA for the prior fiscal quarter, as set forth in the Loan Agreement. The maturity date of each of the Loans is on October 3, 2011.

In connection with the Loan Agreement, each of DETENTION CONTRACTING GROUP, LTD., a Texas limited partnership, ISI DETENTION CONTRACTING GROUP, INC., a Texas corporation, ISI DETENTION CONTRACTING GROUP, INC., a California corporation, ISI DETENTION CONTRACTING GROUP, INC., a New Mexico corporation, ISI DETENTION SYSTEMS, INC., a Texas corporation, ISI SYSTEMS, LTD., a Texas limited partnership, METROPLEX CONTROL SYSTEMS, INC., a Texas corporation, ISI CONTROLS, LTD., a Texas limited partnership, METROPLEX COMMERCIAL FIRE AND SECURITY ALARMS, INC., a Texas corporation, MCFSA, LTD., a Texas limited partnership, COM-TEC SECURITY, LLC, a Wisconsin limited liability company, and COM-TEC CALIFORNIA LIMITED PARTNERSHIP, a Wisconsin limited partnership (collectively, the “Guarantors”), entered into an Unconditional Continuing Guaranty dated as of October 3, 2008, for the benefit of the Bank (the “Guaranty”) whereby the Guarantors each guarantees to the Bank the payment and performance of the obligations in connection with the Loans as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor covenants and agrees that it is liable, jointly and severally, for the obligations as a primary obligor. The Guaranty is a guaranty of payment and not of collection only. A copy of the Guaranty is filed as Exhibit 10.5 hereto.

In addition, Argyle USA, the Guarantor and the Bank entered into a Pledge Agreement dated October 3, 2008 (the “Pledge Agreement”) whereby each of Argyle USA and each Guarantor (collectively, the “Pledgors”) pledged to the Bank, a continuing security interest in any and all right, title and interest in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”): (a) 100% (or, if less than 100% is owned by such Pledgor, the full amount owned by such Pledgor) of the issued and outstanding shares, partnership interests, membership interests, securities, and all other equity interests of each subsidiary of each Pledgor; (b) 100% (or, if less than 100% is owned by such Pledgor, the full amount owned by such Pledgor) of each class of the issued and outstanding shares, partnership interests, membership interests, securities and other equity interests of any other Person which hereafter becomes a subsidiary of any Pledgor; (c) All shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Collateral, or representing a distribution or return of capital upon or in respect of the Pledged Collateral, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Collateral; and in the event of any consolidation or merger involving the issuer of any Pledged Collateral and in which such issuer is not the surviving entity, all shares of each class of the capital stock of the successor entity formed by or resulting from such consolidation or merger; and (d) All proceeds and products of the foregoing, however and whenever acquired and in whatever form. In addition, the Pledgors entered into a Security Agreement dated October 3, 2008 with the Bank (the “Security Agreement”) in order to secure the obligations and performance of Argyle USA under the Loan Agreement. A copy of the Pledge Agreement is filed as Exhibit 10.6 hereto and a copy of the Security Agreement is filed as Exhibit 10.7 hereto.

On September 30, 2008, Argyle USA entered into a Loan Agreement dated September 30, 2008 (the “Parent Loan Agreement”) with the Company whereby the Company loaned $2 million to Argyle USA (the “Parent Loan”). A copy of the Parent Loan Agreement is filed as Exhibit 10.7 hereto.

Argyle USA issued a promissory note to the Company evidencing the Parent Loan (the “Parent Note”). The term of the Parent Loan is one month with the payment of all outstanding principal and accrued and unpaid interest becoming due on October 31, 2008. The rate of interest is 6% per annum. In addition, the Company entered into a Subordination Agreement dated September 30, 2008 (the “Subordination Agreement”) with LaSalle Bank National Association (“LaSalle”) relating the subordination of the Parent Loan whereby repayment of the obligations relating to the Parent Loan may only be permitted after the payment of all obligations outstanding on the senior loan facility of Argyle USA with LaSalle. The Parent Loan was repaid in full upon the closing of the Loans with the Bank on October 3, 2008. A copy of the Parent Note is filed as Exhibit 10.9 hereto and a copy of the Subordination Agreement is filed as Exhibit 10.10 hereto.

The description of the transactions herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the exhibits filed herewith and incorporated by this reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth in Item 1.01 above.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2008, the Company entered into a Severance and Non-Competition Agreement with each of Mr. Bob Marbut, Chairman of the Board and Co-Chief Executive Officer of the Company, Mr. Ron Chaimovski, Vice Chairman of the Board and Co-Chief Executive Officer of the Company, Mr. Donald Neville, Chief Financial Officer of the Company and Mr. Dean Dresser, Vice President and Controller of the Company. Copies of each agreement are filed hereto as Exhibits 10.11, 10.12, 10.13 and 10.14 respectively.

Each agreement is derived from the form of Severance and Non-Competition Agreement which has been approved by each of the Compensation Committee of the Board of Directors of the Company and the Board of Directors of the Company. Pursuant to the terms of the agreement, each employee shall be “at will,” meaning that either the employee or the Company shall be entitled to terminate the employment at any time and for any reason, with or without cause. Upon the termination of the employment, the employee shall only be entitled to the compensation and benefits earned up through the date of termination.

In the event the employment with the Company is terminated within the two (2) year period immediately following the occurrence of a change of control, either (i) by the Company without cause, or (ii) by the employee for good reason, then the employee shall, receive a lump sum payment in the amount of (a) 2.99 times employee’s base salary in effect on the date of termination plus employee’s target bonus plus (b) employee’s current year bonus earned up through the date of termination (calculated by taking Employee’s annual target bonus times a fraction, the numerator of which is the number of days Employee was employed during the year of termination and the denominator of which is 365), with such target bonus and current year bonus determined in accordance with the Company’s bonus plan then in effect which is applicable to employee. The lump sum payment to be paid under this clause (i) shall be paid within thirty (30) days following the date of employee’s termination; and (ii) receive a lump sum payment equal to 36 times the monthly premium cost (determined as of the date of termination) for employee’s medical insurance under the Company’s benefit plans then in effect, with such amount to be paid within thirty (30) days following the date of employee’s termination. If the employee dies during the term of employment, employee’s employment and the agreement shall automatically terminate as of the date of employee’s death. Upon such termination, the Company shall have no further obligation to the employee or his estate, except to pay to the estate any accrued, but unpaid, salary up through the date of such termination, plus bonus.

The description of the severance and non-competition agreements herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the exhibits filed herewith and incorporated by this reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan Agreement by and between ISI Security Group, Inc. and The PrivateBank and Trust Company dated as of October 3, 2008.

10.2	Promissory Note dated as of October 3, 2008 from ISI Security Group, Inc. in favor of The PrivateBank and Trust Company in the principal amount of up to $10,000,000.

10.3	Promissory Note dated as of October 3, 2008 from ISI Security Group, Inc. in favor of The PrivateBank and Trust Company in the principal amount of up to $5,000,000.

10.4	Promissory Note dated as of October 3, 2008 from ISI Security Group, Inc. in favor of The PrivateBank and Trust Company in the principal amount of up to $10,000,000.

10.5
Unconditional Continuing Guaranty dated as of October 3, 2008 by and among DETENTION CONTRACTING GROUP, LTD., ISI DETENTION CONTRACTING GROUP, INC., ISI DETENTION CONTRACTING GROUP, INC., ISI DETENTION CONTRACTING GROUP, INC., ISI DETENTION SYSTEMS, INC., ISI SYSTEMS, LTD., METROPLEX CONTROL SYSTEMS, INC., ISI CONTROLS, LTD., METROPLEX COMMERCIAL FIRE AND SECURITY ALARMS, INC., MCFSA, LTD., COM-TEC SECURITY, LLC, COM-TEC CALIFORNIA LIMITED PARTNERSHIP for the benefit of The PrivateBank and Trust Company.

10.6
Pledge Agreement dated as of October 3, 2008 by and among ISI SECURITY GROUP, INC., DETENTION CONTRACTING GROUP, LTD., ISI DETENTION CONTRACTING GROUP, INC., ISI DETENTION CONTRACTING GROUP, INC., ISI DETENTION CONTRACTING GROUP, INC., ISI DETENTION SYSTEMS, INC., ISI SYSTEMS, LTD., METROPLEX CONTROL SYSTEMS, INC., ISI CONTROLS, LTD., METROPLEX COMMERCIAL FIRE AND SECURITY ALARMS, INC., MCFSA, LTD., COM-TEC SECURITY, LLC, COM-TEC CALIFORNIA LIMITED PARTNERSHIP and The PrivateBank and Trust Company.

10.7
Security Agreement dated as of October 3, 2008 by and among ISI SECURITY GROUP, INC., DETENTION CONTRACTING GROUP, LTD., ISI DETENTION CONTRACTING GROUP, INC., ISI DETENTION CONTRACTING GROUP, INC., ISI DETENTION CONTRACTING GROUP, INC., ISI DETENTION SYSTEMS, INC., ISI SYSTEMS, LTD., METROPLEX CONTROL SYSTEMS, INC., ISI CONTROLS, LTD., METROPLEX COMMERCIAL FIRE AND SECURITY ALARMS, INC., MCFSA, LTD., COM-TEC SECURITY, LLC, COM-TEC CALIFORNIA LIMITED PARTNERSHIP and The PrivateBank and Trust Company.

10.8	Loan Agreement by and between Argyle Security, Inc. and ISI Security Group, Inc. dated September 30, 2008.

10.9	Promissory Note dated September 30, 2008 from ISI Security Group, Inc. in favor or Argyle Security, Inc. in the principal amount of $2 million.

10.10	Subordination Agreement dated September 30, 2008 between Argyle Security, Inc. and LaSalle Bank National Association.

10.11	Severance and Non-Competition Agreement dated October 3, 2008 between Argyle Security, Inc. and Robert Marbut.

10.12	Severance and Non-Competition Agreement dated October 3, 2008 between Argyle Security, Inc. and Ron Chaimovski.

10.13	Severance and Non-Competition Agreement dated October 3, 2008 between Argyle Security, Inc. and Donald F. Neville.

10.14	Severance and Non-Competition Agreement dated October 3, 2008 between Argyle Security, Inc. and Dean Dresser.

99.1	Press Release dated October 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.

Date: October 6, 2008	By:	/s/ Donald F. Neville
		Name:	Donald F. Neville
		Title:	Chief Financial Officer